Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We consent to

the incorporation by reference in the Registration Statement (No. 333-208188,

333-159513, 333-115713, 033-54158)
on Form S-8 of our report dated June 23, 2022, which appears in this annual report on Form 11-K of the Quaker Houghton Retirement
Savings Plan for the year ended December 31, 2021.
/s/ Baker Tilly US, LLP
Philadelphia, Pennsylvania
June 23, 2022